Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Prospectus dated March 31, 2016

Registration No. 333-210502

GM Financial Employee Reminder Email – June 2017 SUBJECT LINE: Put your money to work for you JUMPSTART YOUR SUMMER SAVINGS PLAN GM Financial Right Notes® keeps your money working even when you’re not. Enjoy the summer! LEARN MORE For more information about the Right Notes investment program, check out our Frequently Asked Questions at rightnotes.com or call 1-844-556-1485. PLEASE DO NOT REPLY TO THIS MESSAGE. Contact Us | Privacy Policy | Unsubscribe Questions or comments? Replies to this email address cannot be answered. Please contact Customer Service online or by phone at 1-844-556-1485. Hours of Operation Monday - Friday 8 a.m. - 7 p.m. (ET) GM Financial | 801 Cherry St. Suite 3500 | Fort Worth, TX 76102 General Motors Financial Company, Inc. (“GM Financial”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GM Financial has filed with the SEC for more complete information about GM Financial and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or by downloading them from the GM Financial Right Notes Web site at rightnotes.com. Alternatively, GM Financial will arrange to send you the prospectus if you request it by calling toll-free 1-844-556-1485. GM Financial and the GM logo are trademarks of General Motors LLC, used with permission.